EXHIBIT 32

In connection with the Quarterly Report of Advantego Corporation (the "Company") on Form 10-Q for the period ending March 31, 2019 as filed with the Securities and Exchange Commission (the "Report"), Robert Ferguson, the Principal Executive Officer, and Tracy A. Madsen, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

May 15, 2019	By:	/s/ Robert W. Ferguson
Robert W. Ferguson, Principal Executive Officer

May 15, 2019	By:	/s/ Tracy A. Madsen
Tracy A. Madsen, Principal Financial Officer